EXHIBIT 10.79
                              Agreement to Purchase


Name               Date                    Amount             Signatory
----               ----                    ------             ---------

Parkdale LLC       Sept. 2, 1999           $4,000,000         David Sims


     This document has been filed.

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                          AGREEMENT TO PURCHASE SHARES

     THIS AGREEMENT TO PURCHASE SHARES (the "Agreement") is entered into as of this 2nd day of September, 1999, by and between Swissray International, Inc. (hereinafter "Swissray"), and Parkdale LLC (hereinafter "Parkdale"), based on the following premises.

                                    PREMISES

     WHEREAS, Swissray and Parkdale have been discussing various financing alternatives involving straight common stock rather than convertible securities; and

     WHEREAS, Swissray and Parkdale have decided to reduce their agreement to writing concerning purchases of Swissray's common stock (the "Shares"), which purchases shall be made from time to time by Parkdale and/or its assigns.

                                   AGREEMENT

     NOW, THEREFORE, based on the mutual covenants and agreements hereinafter set forth, which are incorporated herein by reference, and for other good and valuable consideration, all of which the receipt and adequacy of are hereby acknowledged by Swissray and Parkdale, the parties hereby agreed as follows:

1. PRICE AND NUMBER OF SHARES.

     (a)  Parkdale agrees to purchase the Shares as follows:

     1,000,000 shares at $1.00 per share for $1,000,000
     2,000,000 shares at $1.50 per share for $3,000,000

     Parkdale shall have until March 1, 2000, to purchase the 3,000,000 Shares and pay to Swissray $4,000,000, less agreed upon fees. Each closing shall be deemed to have occurred on the date the purchase price, less fees, is wired to Swissray or its attorney (the "Closing Date").


     (b) The undersigned acknowledges that each certificate representing the Shares unless registered pursuant to the Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:


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          THE  SECURITIES  EVIDENCED  BY THIS  CERTIFICATE  MAY NOT BE
          OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

          NOTWITHSTANDING THE FOREGOING, THESE SECURITIES ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN EACH OF THAT CERTAIN SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF EACH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

               (ii) The Shares shall contain the following legend until the effectiveness of the Registration Statement:

          "No sale, offer to sell or transfer of the securities represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such securities."

               (iii) After the effective date of the Registration Statement the Shares shall not bear any restrictive legend.

2. PARKDALE REPRESENTATIONS.


     Parkdale hereby represents and warrants to, and agrees with, Swissray as follows:

     (a) Concerning the Securities. The purchase of the Shares has been duly authorized by all required corporate action on the part of Parkdale, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally.


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     (b) Authority to Enter Agreement.  This Agreement has been duly authorized, validly executed and delivered on behalf of Parkdale and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

     (c) This Agreement is not the result of, or being entered into pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

     (d) Parkdale and its representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Parkdale to utilize the information made available to Parkdale in connection with the terms of this Agreement to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

3. SELLER REPRESENTATIONS.

     (a) Concerning the Securities. This Agreement has been duly authorized by all required corporate action on the part of Swissray, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally.

     (b) Authority to Enter. Agreement This Agreement has been duly authorized, validly executed and delivered on behalf of Swissray and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

     (c) Non-contravention. The execution and delivery of this Agreement by Swissray, the issuance of the Shares, and the consummation by Swissray of the other transactions contemplated by this Agreement, do not and will not conflict with or result in a breach by Swissray of any of the terms or provisions of, or constitute a default under, the (i) certificate of incorporation or by-laws of Swissray, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Swissray is a party or by which it or any of its properties or assets are bound, (iii) any material existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Swissray or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.


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     (d) Issuance of the Shares.  No action has been taken and no law,  statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Shares; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of Swissray, threatened against or affecting, Swissray, any of its subsidiaries or, to the best knowledge of Swissray, before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, materially interfere with or adversely affect the issuance or marketability of the Shares or render this Agreement or the Shares, or any portion thereof, invalid or unenforceable.

4. ISSUANCE OF SHARES AND REGISTRATION.

     (a) Subscription Agreement. The parties shall enter into Subscription Agreements from time to time concerning the Shares to be purchased which Subscription Agreements shall set forth the respective rights and obligations of the parties as well as certain representations and warranties.

     (b) Registration. The parties shall enter into a Registration Rights Agreement whereby Swissray agrees to file a registration statement covering the Shares within thirty (30) calendar days of the Closing Date on each purchase of the Shares and if the registration statement is not declared effective within ninety (90) calendar days of each applicable Closing Date, Swissray shall pay Parkdale liquidated damages as later agreed upon between the parties. Swissray represents that it shall at all times reserve and have available all Common Stock necessary for registration of all the Shares purchased by Parkdale pursuant to the terms of this Agreement.

5. LIMITS ON AMOUNT OF OWNERSHIP.

     Notwithstanding the provisions hereof, in no event except with respect to a conversion pursuant to redemption by Swissray if there is (a) a public announcement that 50% or more of Swissray is being acquired, (b) a public announcement that Swissray is being merged, or (c) a change in control, shall the Parkdale be entitled to own the number of shares of Common Stock beneficially owned by the Parkdale and its affiliates, and, would result in beneficial ownership by the Parkdale and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in -clause (1) of such proviso. The Parkdale further agrees that if the Parkdale transfers or assigns any of the Shares to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's


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specific  agreement  to be bound by the  provisions  of this  Section as if such transferee or assignee were a signatory to this Agreement.

6. MISCELLANEOUS.

     (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.


     (b) Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to Swissray, at SWISSRAY International, Inc., 320 West 77th Street, Suite IA, New York, New York 10024 with a copy by facsimile and mail to Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, NY 10017 and (ii) if to the undersigned, at the address for correspondence set forth on the signature page, or at such other address as may have been specified by written notice given in accordance with this paragraph 6(c).

     (d) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in, New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of Swissray, its successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. An executed facsimile copy of this Agreement shall be effective as an original.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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                                 SIGNATURE PAGE

Name:          Parkdale LLC
Attention:     David Sims

Address:       Corporate Center, Widward One
               West Bay Road
               P.O. Box 31106 SMB
               Grand Cayman, Cayman Islands
               (p) 345-945-7566
               (f)


         Name: _____________________

         Title:_____________________




                              SWISSRAY ACCEPTANCE


This Agreement to Purchase Shares is accepted and agreed to this 2nd day of September, 1999

SWISSRAY INTERNATIONAL INC.


BY       /s/ Ruedi G. Laupper
   ------------------------------------------------
     Ruedi G. Laupper, its Chairman and President
     duly authorized